Exhibit 10.2
GUARANTY
          GUARANTY dated December 31, 2007 (this “Guaranty”), made by The Talbots Group, Limited Partnership, a Massachusetts limited partnership (“TGLP”), and each other entity that becomes a party to this Guaranty (together with TGLP, each a “Guarantor” and collectively, jointly and severally, the “Guarantors”), in favor of each of the Lenders (as hereinafter defined) and MIZUHO CORPORATE BANK, LTD., a corporation organized and existing under the laws of Japan (“Mizuho”), as arranger and administrative agent for the Lenders (in such capacities, the “Agent”).
W I T N E S S E T H :
          WHEREAS, The Talbots, Inc., a Delaware corporation that owns directly or indirectly all or a majority of the issued and outstanding equity of each Guarantor (the “Borrower”), the lenders from time to time party to the Credit Agreement referred to below (each a “Lender” and collectively, the “Lenders”) and the Agent are parties to a Term Loan Agreement dated as of July 24, 2006 (such Agreement, as amended, supplemented, restated or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”);
          WHEREAS, pursuant to the Credit Agreement the Lenders have made certain term loans (the “Loans”) to the Borrower in an aggregate principal amount equal to the amount of the Total Term Loan Commitment (as defined in the Credit Agreement) set forth therein;
          WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to permit, among other things, the Borrower to transfer certain assets to certain of its Subsidiaries (the “Asset Transfer”) and waive any Event of Default that may arise as a result of such Asset Transfer;
          WHEREAS, it is a condition precedent to the consent by the Lenders to the Asset Transfer that the Guarantors shall have executed and delivered to the Agent this Guaranty guaranteeing the obligations of the Borrower under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement);
          WHEREAS, the Borrower, each Guarantor and the other direct and indirect subsidiaries of the Borrower are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with the credit needed from time to time by the Guarantors and such other subsidiaries often being provided through financing obtained by the Borrower and the Borrower’s ability to obtain such financing being dependent on the successful operations of the Guarantors and such other subsidiaries; and
          WHEREAS, each Guarantor has determined that its execution, delivery and performance of this Guaranty directly benefit, and are within the organizational purposes and in the best interests of, such Guarantor;

          NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to permit the Asset Transfer and maintain the Loans pursuant to the Credit Agreement, each Guarantor, jointly and severally with the other Guarantors, hereby agrees with the Lenders and the Agent as follows:
          SECTION 1. Definitions. Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All terms used in this Guaranty which are defined therein and not otherwise defined herein shall have the same meanings herein as set forth therein.
          SECTION 2. Guaranty. Each Guarantor, jointly and severally, hereby (i) irrevocably, absolutely and unconditionally guarantees the prompt payment by the Borrower, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts now or hereafter owing in respect of the Notes, the Credit Agreement and the other Loan Documents, whether for principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower), reimbursement of drawings, cash collateral for letters of credit, premiums, indemnities, fees, expenses or otherwise, and whether accruing before or subsequent to the filing of a petition initiating a bankruptcy, reorganization, liquidation or similar proceeding affecting the Borrower (notwithstanding the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code), and the due performance and observance by the Borrower of its other obligations now or hereafter existing in respect of the Loan Documents; and (ii) agrees to pay any and all expenses (including legal fees, costs and expenses) incurred by the Agent or any of the Lenders in enforcing its rights under this Guaranty (the foregoing obligations described in clauses (i) and (ii) above are hereinafter referred to as the “Obligations”). Without limiting the generality of the foregoing, the Guarantors’ liability shall extend to all amounts that constitute part of the Obligations and would be owed by the Borrower under the Credit Agreement or the other Loan Documents but for the fact that such document is unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.
          SECTION 3. Guarantors’ Obligations Unconditional.
          (a) Each Guarantor hereby, jointly and severally, guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents to which the Borrower is a party, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. Each Guarantor agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by the Agent or any Lender to any collateral. The joint and several liability of the Guarantors hereunder shall be absolute, unconditional and irrevocable irrespective of: (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Document (including, without limitation, any increase in the obligations of the Borrower resulting from the extension of additional credit to the Borrower or otherwise); (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; (iv) the existence of any claim, set off, defense or other right that the Guarantors may have at any time against any Person, including, without limitation, the Agent and Lenders; or (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Guarantor in respect of the Obligations or any Guarantor in respect hereof, other than payment thereof in full.
          (b) This Guaranty (i) is a continuing guaranty and shall remain in full force and effect until the satisfaction in full of the Obligations and the payment of the other expenses to be paid by the Guarantors pursuant hereto; and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.
          SECTION 4. Waivers. Each Guarantor hereby waives (i) promptness and diligence; (ii) notice of acceptance and notice of the incurrence of any Obligation by the Borrower; (iii) notice of any actions taken by the Agent or any Lender or the Borrower or any other Loan Party under any Loan Document or any other agreement or instrument relating thereto; (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of any Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving such Guarantor of its obligations hereunder; (v) any right to compel or direct the Agent or any Lender to seek payment or recovery of any amounts owed under this Guaranty from any one particular fund or source; and (vi) any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral. Each Guarantor agrees that the Agent and the Lenders shall have no obligation to marshall any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.
          SECTION 5. Subrogation. No Guarantor will exercise any rights which it may acquire by way of subrogation hereunder, by any payment made by it hereunder or otherwise, until such date on which all of the Obligations and all other expenses to be paid by the Guarantors pursuant hereto shall have been satisfied in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations and all such other expenses shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent and the Lenders, shall be segregated from the other funds of such Guarantor and shall forthwith be paid over to the Agent to be applied in whole or in part by the Agent against the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. If (i) any Guarantor shall make payment to the Agent or any Lender of all or any portion of the Obligations and (ii) all of the Obligations shall be paid in full, the Agent and the Lenders will, at such Guarantor’s request, execute and deliver to such Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor, such subrogation to be fully subject and subordinate, however, to the collection by the Agent and the Lenders of all other amounts due to the Lenders by the Borrower and each other Loan Party under the Credit Agreement and the other Loan Documents.

          SECTION 6. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:
          (a) Organization of Guarantors. Each Guarantor is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the State of its organization.
          (b) Power and Authority. Each Guarantor has all requisite corporate, limited liability company or limited partnership, as applicable, power and authority to carry on its present business, to own its property and assets and to execute, deliver and perform this Guaranty and each other Loan Document to which it is a party. Each Guarantor is duly qualified or licensed as a foreign entity authorized to conduct its activities and is in good standing in all jurisdictions in which the character of the properties owned or leased by it or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not be reasonably likely to result in a Material Adverse Effect. TGLP is a wholly-owned Subsidiary of the Borrower.
          (c) Authorization. All appropriate and necessary actions and approvals have been taken or obtained by each Guarantor to authorize the execution and delivery of this Guaranty and the other Loan Documents to which such Guarantor is a party and to authorize the performance and observance of the terms of this Guaranty and each such Loan Document.
          (d) Agreement Binding; No Conflicts. This Guaranty constitutes, and each other Loan Document when executed and delivered by such Guarantor will constitute, the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or equity). The execution, delivery and performance of this Guaranty and the other Loan Documents which such Guarantor is a party do not and will not (i) violate or conflict with (A) any provisions of law or any order, rule, directive or regulation of any court or other Governmental Authority, (B) the organizational documents of such Guarantor or (C) except as would not be reasonably likely to result in a Material Adverse Effect, any agreement, document or instrument to which such Guarantor is a party or by which its respective assets or properties are bound, (ii) except as would not be reasonably likely to result in a Material Adverse Effect, constitute a default or an event or circumstance that with the giving of notice or the passing of time, or both, would constitute a default under any such agreement, document or instrument, (iii) except as would not be reasonably likely to result in a Material Adverse Effect, result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any assets or properties of such Guarantor, or (iv) except as would not be reasonably likely to result in a Material Adverse Effect, result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its respective operations or any of its properties.
          (e) Compliance with Law. There does not exist any conflict with, or violation, or breach of, any law or any regulation, order, writ, injunction or decree of any court or

Governmental Authority, which conflict, violation or breach could reasonably be expected to result in a Material Adverse Effect.
          (f) Taxes. Each Guarantor has filed all Tax returns required to be filed and has paid all taxes, assessments, fees and other governmental charges due upon such Guarantor with respect to the conduct of its operations or otherwise the failure of which to file or to pay could reasonably be expected to result in a Material Adverse Effect, except to the extent that such Guarantor is contesting in good faith its obligation to pay such taxes or charges and such Guarantor has adequately accrued for such payments in accordance with and to the extent required by GAAP. There are no tax audits presently being conducted in respect of any Guarantor or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.
          (g) Governmental Consents. No consent, approval, authorization or order of, notice to or declaration or filing with, any administrative body or agency or other Governmental Authority on the part of any Guarantor is required for the valid execution, delivery and performance by such Guarantor of this Guaranty or the other Loan Documents, except for such as have been obtained or made and are in full force and effect.
          (h) Litigation. There are no pending or, to the knowledge of any Guarantor, threatened legal actions, suits, claims or administrative, arbitration or other proceedings against any Guarantor or its Subsidiaries that if adversely determined could reasonably be expected to result in a Material Adverse Effect.
          (i) Other Obligations. No Guarantor is in default in any material respect in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement, document or instrument to which it is a party or by which it is bound which is reasonably likely to result in a Material Adverse Effect.
          (j) Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of any Guarantor to the Agent and the Lenders for purposes of or in connection with this Guaranty, any other Loan Document or any transaction contemplated hereby or thereby (true and complete copies of which were furnished to the Agent and the Lenders in connection with its execution and delivery hereof) is, and all other factual information hereafter furnished by or on behalf of each Guarantor to the Agent and the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and, in respect of such information heretofore or contemporaneously furnished to the Agent or the Lenders, as of the date of the execution and delivery of this Guaranty by the Agent and the Lenders and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. With respect to any such factual information pertaining to Persons other than a Guarantor, its Subsidiaries or its Affiliates, the foregoing representation is made to the best knowledge of the Guarantors.
          (k) Seniority. The obligations of each Guarantor under this Guaranty and the other Loan Documents to which such Guarantor is a party rank at least pari passu in priority of payment and in all other respects with all other unsecured Indebtedness of such Guarantor.

          (l) Investment Company Act. No Guarantor or any of its Subsidiaries is an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.
          (m) Permits, Etc. Each Guarantor has all permits, consents, licenses, authorizations, approvals, entitlements and accreditations required for it lawfully to own, lease, manage or operate, or to acquire each business currently owned, leased, managed or operated, or to be acquired, by it, except for failures which are not reasonably likely to result in an Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, consent, license, authorization, approval, entitlement or accreditation and which is reasonably likely to result in a Material Adverse Effect, a Default or an Event of Default and there is no written claim that any such permit, consent, license, authorization, approval, entitlement or accreditation is not in full force and effect.
          (n) Environmental Matters. Except to the extent not reasonably likely to result in a Material Adverse Effect, (i) none of the operations of any Guarantor or any of its Subsidiaries violate any Environmental Law, (ii) no Environmental Actions have been asserted against such Guarantor or any of its Subsidiaries in writing nor does such Guarantor have any knowledge of any threatened or pending Environmental Action against any Guarantor, any of its Subsidiaries or any predecessor in interest, (iii) none of the Guarantors or any of its Subsidiaries has incurred any Environmental Liabilities and Costs and (iv) to any Guarantor’s knowledge, no Guarantor or any of its Subsidiaries has any contingent liability in connection with any release of any Hazardous Material into the environment.
          (o) Solvency. Each Guarantor is Solvent and will be Solvent after giving effect to the transactions contemplated by this Guaranty and the other Loan Documents.
          (p) ERISA; Margin Regulations. (i) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that would reasonably be expected to have a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would reasonably be expected to have a Material Adverse Effect.
               (ii) None of the Guarantors or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

          (q) Properties; Intellectual Property. (i) Each of the Guarantors and each of its Subsidiaries has good title to, or valid leasehold interests in, all its material real and personal property free and clear of all Liens, except for Permitted Liens and defects in title, in each case that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
               (ii) Each of the Guarantors and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Guarantor or such Subsidiary does not infringe upon the rights of any other Person, except, in each case, for any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 7. Covenants. Each Guarantor hereby covenants to the Agent and the Lenders that, unless the Agent and the Required Lenders shall otherwise consent in writing, so long as (a) any amounts owed under the Credit Agreement, hereunder or under any other Loan Document are outstanding, or (b) this Guaranty and the other Loan Documents have not been terminated, each Guarantor shall (unless the prior written consent of the Agent and the Required Lenders has been obtained) perform the following obligations:
          (a) Proxy Statements, etc. Promptly after the sending or filing thereof, such Guarantor will provide to the Agent copies of all proxy statements and financial statements, and copies of all regular, periodic, and special reports, and all registration statements which such Guarantor files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.
          (b) Additional Information. Each Guarantor shall make available and provide to the Agent and the Lenders such further information and documents concerning such Guarantor’s business and affairs including, without limitation, the budgets and business plans of such Guarantor and its Subsidiaries and using commercially reasonable efforts to provide to the Agent and the Lenders information with respect to accountant’s letters, in each case as the Agent or any Lender may from time to time reasonably request.
          (c) Notices. Each Guarantor shall promptly notify the Agent of:
                    (i) any investigation by or proceeding in or before any court, arbitrator, administrative body or agency or other Governmental Authority relating to such Guarantor (other than routine inquiries by a governmental agency), including, without limitation, any Environmental Action, which investigation, proceeding or action is reasonably likely to result in a Material Adverse Effect, Default or Event of Default and, upon request, provide the Agent with all material documents and information furnished by such Guarantor in connection therewith;
                    (ii) the occurrence of any Default or Event of Default or any other development which is reasonably likely to result in a Material Adverse Effect, which notice shall be provided to the Agent as soon as possible, but in no event later than five (5) days after such Guarantor becomes aware of the same and shall include a statement as to what action such Guarantor has taken and/or proposes to take with respect thereto; and

                    (iii) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.
          (d) Compliance with Laws, Etc. Each Guarantor shall comply in all material respects with the requirements of all applicable laws (including, without limitation, any Environmental Law) and maintain and preserve its corporate limited liability or partnership, as the case may be, existence and, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, rights and privileges.
          (e) Books and Records. Each Guarantor shall keep and maintain adequate records and books of account, with complete entries made in accordance with GAAP, consistently applied.
          (f) Inspection Rights. Each Guarantor shall permit the Agent and any Lender or any of their respective agents and representatives at any time and from time to time during reasonable business hours and, provided no Default or Event of Default has occurred and is continuing, on reasonable prior notice to such Guarantor, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to conduct audits and make examinations and discuss its affairs, finances and accounts with any of its directors, officers, employees, accountants or other representatives.
          (g) Insurance. Each Guarantor shall maintain or cause to be maintained, and cause each of its Subsidiaries to maintain or cause to be maintained (in each case in the such Guarantor’s name or in the name of such Subsidiary, as the case may be), with responsible, financially sound and reputable insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.
          (h) Taxes. Each Guarantor shall timely pay and discharge all material taxes, assessments, levies and governmental charges upon it or against any of its properties, assets or income except to the extent that such Guarantor shall be contesting in good faith its obligation to pay such taxes or charges and such Guarantor has adequately accrued for such payments in accordance with and to the extent required by GAAP.
          (i) Further Assurances. Each Guarantor shall do, execute, acknowledge and deliver at the sole cost and expense of such Guarantor, all documents, instruments and agreements and take such further acts and deeds as the Agent may reasonably require from time to time to carry out the intention or facilitate the performance of the terms of this Guaranty or any other Loan Document.
          (j) Merger, Consolidation, etc. No Guarantor shall:
                    (i) merge, consolidate or amalgamate with or into any other Person unless: (A) the Borrower or another Loan Party is the surviving entity, (B) such Guarantor provides the Agent with at least 30 (or such shorter period of time as the Agent may agree to) days’ prior written notice thereof, and (C) the documentation in connection therewith is reasonably satisfactory in form and substance to the Agent and the Required Lenders and (D) no

Material Adverse Effect or any Default or Event of Default shall occur and be continuing both immediately before and immediately after such merger, consolidation or amalgamation;
                    (ii) dissolve, wind-up or liquidate;
                    (iii) purchase or otherwise acquire all or substantially all of the assets, liabilities or properties of any other Person to the extent a Material Adverse Effect or any Default or Event of Default may result therefrom; or
                    (iv) sell, lease, transfer or otherwise dispose of all or substantially all of its non-“Margin Stock” (as defined in Regulation U of the Board) assets or properties whether in any single transaction or one or more transactions in the aggregate.
          (k) Change in Nature of Business. No Guarantor shall make any material changes in the nature of its business activities as presently conducted to the extent reasonably likely to result in a Material Adverse Effect.
          (l) Transactions with Affiliates. No Guarantor shall enter into any transaction with any of its Affiliates unless such transaction is otherwise permitted hereunder or is in the ordinary course of business of such Guarantor and upon fair and reasonable terms no less favorable to such Guarantor than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.
          (m) Corporate Documents. No Guarantor shall amend its organizational documents in any manner which is reasonably likely to materially adversely affect the Agent’s or any Lender’s rights under any of the Loan Documents or the Agent’s or any Lender’s ability to enforce any such rights.
          (n) USA PATRIOT Act Compliance. Each Guarantor shall provide, and shall cause each of its Subsidiaries and Affiliates to provide, such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent or such Lender in maintaining compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (as amended, the “USA Patriot Act”) or similar laws and the rules and regulations promulgated thereunder, in each case, as the same may be in effect from time to time.
          (o) Seniority. The obligations of each Guarantor under this Guaranty and the other Loan Documents to which such Guarantor is a party shall at all times rank at least pari passu in priority of payment and in all other respects with all other unsecured senior Indebtedness of such Guarantor.
          (p) Liens, Etc. No Guarantor shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names such Guarantor or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable other than in connection with collection of defaulted accounts receivable) with recourse to such Guarantor or any of its Subsidiaries or assign or otherwise transfer; or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income, other than, as to all of the above, Permitted Liens.
          (q) Indebtedness. No Guarantor shall, nor shall it permit its Subsidiaries to, create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.
          (r) Restricted Payments. No Guarantor shall make, declare or make, or agree to pay or make, nor shall it permit any of its Subsidiaries to make, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except for Restricted Payments expressly permitted under the Credit Agreement.
          (s) Loans, Advances, Investments, Etc. No Guarantor shall make, commit or agree to make, nor shall it permit any of its Subsidiaries to make or commit or agree to make, any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, in each case except as otherwise expressly permitted under the Credit Agreement.
          (t) Sale/Leaseback Transactions. Except as otherwise expressly permitted under the Credit Agreement, no Guarantor will, nor will it permit any of its subsidiaries to, enter into any arrangement, directly or indirectly, whereby such Guarantor or such Subsidiary shall sell or transfer any property, real or personal, used in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.
          (u) Asset Dispositions. Except as otherwise expressly permitted under the Credit Agreement, no Guarantor will, nor will it permit any or its Subsidiaries to, sell, transfer, license, lease or otherwise dispose of any asset, including any Capital Stock owned by it, nor will such Guarantor permit any of its Subsidiaries to issue any additional Capital Stock in such Subsidiary.
          (v) Subordinated Debt. No Guarantor will, nor will it permit any Subsidiary to, make or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Debt or other Indebtedness expressly subordinated in right of payment to the Obligations, including any sinking fund or similar deposit with respect to any of them, or any prepayment, purchase, redemption, retirement, acquisition, cancellation or termination of any such

Subordinated Debt or other Indebtedness prior to its scheduled maturity, except as otherwise expressly permitted under the Credit Agreement.
          SECTION 8. Events of Default.
          (a) Events of Default. Each of the following events and occurrences shall constitute an “Event of Default” under this Guaranty:
               (i) Any Event of Default under the Credit Agreement or any other Loan Document shall have occurred and is continuing; or
               (ii) Any representation or warranty made or deemed made by a Guarantor in this Guaranty or any other Loan Document or any certificate, report or other document delivered to the Agent or the Lenders pursuant to any Loan Document shall have been incorrect or misleading in any material respect when made or deemed made; or
               (iii) Any Guarantor shall fail to perform or shall violate any provision, covenant, condition or agreement in Section 7 of this Guaranty (other than Sections 7(b), 7(c), 7(d), 7(e), 7(f), 7(g), 7(h) and 7(i)); or
               (iv) Any Guarantor shall fail to perform or shall violate any provision, covenant, condition or agreement of this Guaranty or any other Loan Document on its part to be performed or observed (other than those set forth in subsections (a)(i), (a)(ii) and (a)(iii) of this Section 8) and such failure or violation is not remediable or, if remediable, continues unremedied for a period of thirty (30) days after the earlier of (i) notice from the Agent or (ii) such time as any Guarantor becomes aware of the same; or
               (v) Any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of any Loan Party under any agreement, document or instrument with respect to an aggregate amount of Indebtedness equal to or greater than the Threshold Amount (or the equivalent thereof in any foreign currency), or that enables the holder of such Indebtedness or any Person acting on such holder’s behalf to accelerate the maturity thereof; or
               (vi) Any Guarantor is adjudicated a bankrupt or insolvent, or admits in writing its inability to pay its debts as they become due or makes an assignment for the benefit of creditors, or ceases doing business as a going concern or applies for or consents to the appointment of any receiver or trustee, or such receiver, trustee or similar officer is appointed with the application or consent of such Guarantor, or bankruptcy, dissolution, liquidation or reorganization proceedings (or proceedings similar in purpose and effect) are instituted by such Guarantor or are instituted against (and not vacated or discharged within 60 days) such Guarantor; or
               (vii) Any money judgment or warrant of attachment or similar process involving, individually or in the aggregate, in excess of the Threshold Amount (or the equivalent thereof in any foreign currency) shall be entered or filed against any Loan Party and shall remain undischarged, unvacated or unbonded for a period of 30 days; or

               (viii) The validity or enforceability of this Guaranty or any other Loan Document shall be contested by or on behalf of any Guarantor or any of its Subsidiaries; or a proceeding shall be commenced by a Governmental Authority having jurisdiction over such Guarantor or such Subsidiary seeking to establish the invalidity thereof; or any Loan Party or any of its Subsidiaries shall deny that it has any further liability or obligation under any Loan Document to which it is a party; or
               (ix) The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.
          (b) Consequence of Default. Upon the occurrence of any Event of Default (i) described in subsection (a)(vi) of this Section 8, the Obligations and all other amounts payable hereunder, shall automatically become immediately due and payable, without presentment, demand, protest or other requirement of any kind, all of which are hereby expressly waived by the Guarantors or (ii) described in any other subsection of this Section 8(a) and during the continuance thereof, the Agent may, and upon direction of the Required Lenders shall, by notice of default given to the Borrower, declare all of the Obligations and all other amounts payable hereunder, under any Note and under any other Loan Document to be immediately due and payable, whereupon all the Obligations shall be immediately due and payable without presentment, protest, demand or other requirement of any kind, each of which is hereby expressly waived by the Guarantors. It is understood and agreed that an Event of Default hereunder shall constitute an Event of Default under the Credit Agreement.
          SECTION 9. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified in Section 6.2 of the Credit Agreement to authorize the Agent to declare the Loans due and payable, each of the Agent and the Lenders may, and is hereby authorized to, at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by the Guarantors) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Lender to or for the credit or the account of any Guarantor against any and all obligations of the Guarantors now or hereafter existing under this Guaranty, irrespective of whether or not the Agent or such Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured. Each of the Agent and the Lenders agrees promptly to notify the applicable Guarantor after any such set-off and application made by the Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and Lenders under this Section 9 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent and the Lenders may have.
          SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall be delivered or transmitted in the manner set forth in Section 9.6 of the Credit Agreement, if to a Guarantor, to the Borrower at the Borrower’s address set forth in Section 9.6 of the Credit Agreement; and if to the Agent, to it at its set forth in Section 9.6 of the Credit Agreement.

          SECTION 11. Payments Free and Clear of Taxes, Etc.
          (a) Any and all payments made by the Guarantors hereunder shall be made free and clear of and without deduction for any present or future Taxes, except as otherwise required by law. If and to the extent that Taxes, other than Excluded Taxes, are required to be withheld from any payment, (i) except to the extent provided in Section 11(f), the amount of such payment shall be increased to the extent necessary to cause the Agent or such Lender to receive (after the withholding of such Taxes) an amount equal to the amount it would have received had the withholding of such Taxes not been required, and (ii) the applicable Guarantor shall withhold such Taxes from such increased payment and pay such Taxes to the relevant taxation authority or other authority for the account of the Agent or any Lender in accordance with applicable law.
          (b) In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty or any other Loan Document, excluding Other Taxes and except to the extent provided in Section 11(f).
          (c) Each Guarantor shall, jointly and severally, indemnify and agrees to hold harmless the Agent and the Lenders for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 11), other than Excluded Taxes and except to the extent provided in Section 11(f), paid by the Agent or any Lender or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within five (5) days after the date the Agent or any Lender makes written demand therefor, specifying in reasonable detail the basis, calculation and amount of such Taxes or Other Taxes and any liabilities arising therefrom.
          (d) Within 30 days after the date of a Guarantor’s payment or a payment on behalf of a Guarantor of any Taxes with respect to any payment due hereunder or under any other Loan Document, such Guarantor will furnish to the Agent or the applicable Lender, as applicable, at its address referred to in Section 9.6 of the Credit Agreement, the original or a certified copy of a receipt evidencing payment thereof.
          (e) Without prejudice to the survival of any other agreement of the Guarantors hereunder, the agreements and obligations contained in this Section 11 shall survive the payment in full of the Obligations and the termination of this Guaranty and each other Loan Document until the expiration of the statute of limitations applicable to the subject Taxes.
          (f) The Guarantors shall not be required to indemnify the Agent or any Lender, or pay any additional amounts to the Agent or such Lender, in respect of Taxes and liabilities arising therefrom pursuant to this Section 11 to the extent that the obligation to withhold or pay amounts with respect to such Tax existed on the date the Agent or such Lender became a party to the Credit Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Lender designated such New Lending Office with respect to a Term Loan; provided, however, that this clause (f) shall not apply to the extent (i) the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (f)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for the failure by the Agent or such Lender to comply with the provisions of Section 7.2(f) of the Credit Agreement.
          (g) If the Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Guarantor or with respect to which a Guarantor has paid additional amounts, in either case pursuant to this Section 11 it shall pay to the Borrower an amount equal to such refund recovered (but only to the extent of indemnity payments made, or additional amounts paid, by such Guarantor under this Section with respect to the Taxes or Other Taxes giving rise to such refund or recovery), net of all out-of-pocket expenses of the Agent or any such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or recovery); provided, however, that the Guarantors shall promptly repay the amount paid over to any Guarantor to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to the relevant Governmental Authority. This Section 11(g) shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information that it deems confidential) to any Guarantor or any other Person.
          SECTION 12. Judgment. The specification under this Guaranty of United States Dollars and payment in New York City is of the essence. If, for the purposes of obtaining or enforcing judgment in any court, it is necessary to convert a sum due hereunder in United States Dollars into another currency (the “Other Currency”), the rate of exchange used shall be that at which the Agent could, in accordance with normal banking procedures, purchase United States Dollars with the Other Currency on the business day preceding that on which final judgment is given. The obligation of the Guarantors in respect of any such sum due from it to the Agent and the Lenders hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that, on the business day immediately following the date on which the Agent receives any sum adjudged to be so due in the Other Currency, the Agent may, in accordance with normal banking procedures, purchase United States Dollars with the Other Currency. If the United States Dollars so purchased are less than the sum originally due to the Agent and the Lenders in United States Dollars, the Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent and the Lenders against such loss, and if the United States Dollars so purchased exceed the sum originally due to the Agent and the Lenders in United States Dollars, the Agent and the Lenders agree to remit to the Guarantors such excess.

          SECTION 13. Governing Law; Consent to Jurisdiction; Waiver of Immunities; Waiver of Jury.
          (a) THIS GUARANTY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. EACH GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION RELATED TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.
          (b) Each Guarantor hereby irrevocably agrees that any legal action or proceedings against such Guarantor with respect to this Guaranty or any other Loan Document may be brought in (and each Guarantor hereby submits to the jurisdiction of) any court of the State of New York or any Federal Court of the United States of America located in the City or State of New York, or both, as the Agent may elect, and by execution and delivery of this Guaranty, each Guarantor hereby submits to and accepts with regard to any such action or proceeding service of process by the mailing of copies thereof by registered or certified airmail, postage prepaid, to such Guarantor at its address set forth in Section 10 hereof. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) Each Guarantor that is not incorporated or organized under the laws of the United States of America, any state thereof, or the District of Columbia (a “Foreign Guarantor”) hereby irrevocably appoints United States Corporation Company (the “Process Agent”), with an office on the date hereof at 70 Pine Street, New York, New York 10005, United States, as its agent to receive on behalf of such Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Foreign Guarantor in care of the Process Agent at the Process Agent’s above address, and such Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Foreign Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Guarantor at its address specified in Section 10 hereof.
          (d) Nothing in this Section 13 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against any Guarantor or its property in the courts of any other jurisdictions.
          (e) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in the State of New York and hereby further irrevocably waives any claim that the State of New York is not a convenient forum for any such suit, action or proceeding.
          (f) To the extent that any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and any other Loan Document to which it is a party.
          SECTION 14. Miscellaneous.
          (a) Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Agent at its address specified in Section 10 hereof or, to the Agent’s Account or to such other account in New York City as the Agent may from time to time designate by notice to the Guarantors.
          (b) No amendment or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent (but not in its capacity as a Lender) under this Guaranty or the other Loan Documents.
          (c) No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent or any Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agent or any Lender to exercise any of its rights under any other Loan Document against such party or against any other Person.
          (d) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          (e) This Guaranty shall (i) be binding on each Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, any Lender may assign or otherwise transfer any Loan held by it, and the Agent and any Lender may assign or otherwise transfer its rights under any other Loan Document, to any other Person, in accordance with the terms of the Credit Agreement. None of the rights or obligations of the Guarantors hereunder may be assigned or otherwise transferred without the prior written consent of the Required Lenders].

          (f) This Guaranty may be signed in any number of counterparts. Either a single counterpart or a set of counterparts when signed by all the parties hereto shall constitute a full and original agreement for all purposes. Delivery of any executed signature page hereof or of any amendment, waiver or consent to this Guaranty by facsimile transmission shall be as effective as delivery of a manually executed counterpart thereof.
          (g) The Guarantors, the Agent and the Lenders agree that no party hereto shall be deemed to be the drafter of this Guaranty.
          (h) This Guaranty shall be governed by and construed in accordance with the law of the State of New York.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by an officer thereunto duly authorized, as of the date first above written.

THE TALBOTS GROUP,
LIMITED PARTNERSHIP

By The Talbots, Inc., its sole general partner

By:

Title: